Exhibit 10.3
FIRST AMENDMENT TO THE GOPRO, INC.
2024 EQUITY INCENTIVE PLAN
This First Amendment (this “First Amendment”) to the GoPro, Inc. (the “Company”) 2024 Equity Incentive Plan (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors of the Company (the “Board”) upon the recommendation of the Compensation and Leadership Committee (the “Committee”) of the Board, and as ratified and approved by the stockholders of the Company at the annual meeting of stockholders held on June 2, 2026 (the “Amendment Effective Date”), amends the Plan as set forth herein as of the Amendment Effective Date. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
WHEREAS, the Plan, as recommended by the Committee and adopted by the Board, which became effective on February 15, 2024, was adopted as the equity compensation plan of the Company to serve as the primary mechanism for recruitment and retention of talent by the Company and to support the ability of the Company to retain directors, officers, consultants, advisors and employees;
WHEREAS, the Plan, as of the date of its adoption, had a total of 25,000,000 shares of the Company’s Class A Common Stock (“Common Stock”) available for awards to eligible persons;
WHEREAS, the Committee, having considered the Company’s issuance of awards since the stockholders adopted the Plan, the Company’s expected needs for additional equity compensation and the shares of Common Stock available for issuance under the Plan, has determined it is in the best interests of the Company and its stockholders to adopt this First Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan to 38,000,000 shares, of which 26,682,243 shares will be available for future awards.
NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of February 12, 2026 and as approved by the stockholders of the Company as of the Amendment Effective Date, this First Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this First Amendment, the Plan is hereby amended as follows:
1.    As of the Amendment Effective Date, Section 2.a. of the Plan, titled “Number of Shares Available” and referenced elsewhere in the Plan as Section 2.1, is hereby amended by deleting it in its entirety and is replaced with the following:

“2.a. Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is equal to the lower of 38,000,000 Shares or the sum of (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2014 Equity Incentive Plan (the “Prior 2014 Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior 2014 Plan or the Company’s 2010 Equity Incentive Plan (together with the Prior 2014 Plan, the “Prior Plans”) that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plans that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. Provided, however, that shares reserved and available for grant and issuance pursuant to subpart (i) – (v) of this Section 2.1 shall be issuable as Common Stock of the Company regardless of their series or class under the Prior Plans.”
2.    Except as specifically set forth in this First Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect. The Plan and this First Amendment shall be read and construed together as one instrument.

As approved by GoPro, Inc. stockholders on June 2, 2026